Exhibit 99.1

Nexity Financial Announces 37.3% Growth in Net Income and Outstanding Fourth Quarter Performance; Assets Grow to $891.0 Million and Diluted Net Income Per Share is $0.18

Birmingham, AL, January 25, 2007 (Business Wire) - Nexity Financial Corporation (NASDAQ: NXTY)

Fourth Quarter 2006 Highlights:

■	Record net income of $1.61 million, up 37.3% from last year

■	Diluted net income per share of $0.18, up 43.5% from last year

■	Total assets of $891.0 million, up 13.6% from last year’s $784.5 million

■	Total loans of $606.0 million, up 17.5% from last year’s $515.6 million

■	Total deposits of $658.4 million, up 10.3% from last year’s $596.7 million

■	Strong credit quality with QTD annualized net charge-offs of 0.04% and nonperforming loans of 0.08% of total loans

Nexity Financial Corporation (NASDAQ: NXTY) today reported fourth quarter net income of $1.61 million, or $0.18 per diluted share. Net income was up 37.3% from the same period in 2005. The improved earnings were primarily related to improved noninterest income, lower noninterest expense, and a lower provision for loan losses. Net interest income was down slightly from the same period in 2005 due to a lower net interest margin which was 2.87% in the fourth quarter of 2006 versus 3.30% in 2005. Average interest-earning assets increased 12.9% from the fourth quarter of 2005 to the same period in 2006.

"We continued to build on our positive momentum during the Fourth Quarter of 2006. Our earnings increased significantly versus Fourth Quarter of 2005 while we maintained very sound credit quality,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “Despite a challenging environment which included a slower economy and a flat yield curve our employees continued to demonstrate their ability to produce strong results. Our focus on sound fundamentals has positioned Nexity well for aggressive expansion in 2007."

Return on average assets and return on average equity were 0.76% and 10.12%, respectively, for the fourth quarter of 2006 compared with 0.79% and 10.50% during the third quarter in 2006 and 0.63% and 7.31% for the fourth quarter of 2005.

For the year ended December 31, 2006, operating income was $5.94 million or $0.66 per diluted share compared to $4.25 million or $0.53 per diluted share during the same period in 2005. For the year ended December 31, 2006, Nexity’s net income was $6.09 million or $0.67 per diluted share compared with $4.54 million, or $0.57 per diluted share for the same period in 2005. Operating income is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains and losses realized on the sale of investment securities.

Return on average assets and return on average equity were 0.75% and 9.78%, respectively, for the year ended December 31, 2006 compared with 0.67% and 10.38% for the same period in 2005. Return on equity is lower than the same period last year primarily due to the additional equity raised at the end of the third quarter of 2005.

Total assets grew to $891.0 million at December 31, 2006, up $106.5 million or 13.6% from the $784.5 million reported at December 31, 2005. Total loans were $606.0 million at December 31, 2006, up $90.4 million or 17.5% from the $515.6 million reported at December 31, 2005. Total deposits were $658.4 million at December 31, 2006, up $61.7 million or 10.3% from the $596.7 million reported at December 31, 2005.

Net interest income, the major component of Nexity’s income statement was $6.0 million for the fourth quarter of 2006 versus $6.1 million for the same period in 2005, a decrease of 1.6%. This decrease was due to a lower net interest margin. Average interest-earning assets were up 12.9% while the net interest margin decreased from 3.30% in 2005 to 2.87% in 2006. Our target level for the net interest margin is 3.00% and we believe that we should be able to maintain that level during 2007.

Average earning assets were higher because of strong growth in loans and deposits. Average loans were up $69.2 million or 13.7%. The net interest margin was weaker due to a low level of loan fees and an increase in the cost of funds. Average loans as a percentage of average earning assets was 69.2% during the fourth quarter of 2006 versus 68.7% for the same period in 2005.

The provision for loan losses during the fourth quarter of 2006 was down $155,000 or 26.7% versus the same period in 2005. The provision for loan losses was lower primarily because of slower loan growth and lower net charge-offs in 2006. Net charge-offs for the fourth quarter of 2006 were $62,623 or 0.04% of average loans on an annualized basis versus $92,934 or 0.07% for the same period in 2005.

Noninterest income for the fourth quarter of 2006 was $440,085 which was up $62,154 or 16.4% from the $377,931 reported for the third quarter of 2006 and up $58,910 or 15.5% from the $381,175 reported for the same period in 2005. Noninterest income was up from last quarter and from the same period in 2005 primarily because of higher income from our brokerage and investment services division and our clearing and cash management business with correspondent banks.

Noninterest expense for the fourth quarter of 2006 was $3.52 million which was down $638,982 or 15.4% from the $4.16 million reported for the third quarter of 2006 and down $521,624 or 12.9% from the $4.04 million reported for the same period in 2005. Noninterest expense was lower than last quarter and last year primarily due a decrease in salary and employee benefits expense related to lower incentive pay accruals and more effective management of certain expenses including marketing, professional fees and communication expenses.

The efficiency ratio was 54.71% for the fourth quarter of 2006 which was improved from the 58.60% reported for the third quarter of 2006 and the 62.43% reported for the same period in 2005. The efficiency ratio was lower in the fourth quarter of 2006 primarily because of lower overhead and improved noninterest income.

Credit quality continues to be sound. There were $513,920 in nonperforming loans or 0.08% of total loans at December 31, 2006 compared with $2,651,025 or 0.51% of total loans at December 31, 2005. Nonperforming assets were $5.3 million or 0.59% of total assets at December 31, 2006 compared with $4.2 million or 0.53% of total assets at December 31, 2005. Annualized net charge-offs were 0.12% of average loans during 2006 compared with 0.07% in 2005. The allowance for loan losses was 1.22% of total loans at December 31, 2006 and 1.25% of total loans at December 31, 2005.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at December 31, 2006 were 11.80%, 10.78%, and 9.25%, respectively, compared with 12.77%, 11.77%, and 10.24%, respectively, at December 31, 2005. On March 3, 2006, Nexity announced a stock repurchase program to acquire up to 400,000 shares, or approximately 4.6% of the total common shares outstanding at that time. Nexity has repurchased 365,950 shares or approximately 4.2% of total common shares outstanding at that time.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Friday, January 26, 2007 at 10:00 AM Eastern Daylight Time (EDT) to discuss the fourth quarter 2006 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:	Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the web
Then click on "Fourth Quarter 2006 Earnings Release
Conference Call.” The Webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=112773

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is an $891 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Contact:	John J. Moran EVP & CFO (843) 213-0999

Nexity Financial Corporation
Financial Summary (Unaudited)
	Three Months Ended			Year ended
	December 31,		Percent	December 31,		Percent
Income Statement Data	2006	2005	Change	2006	2005	Change

Interest income	$15,228,125	$12,362,413	23.2%	$57,721,714	$41,138,636	40.3%
Interest expense	9,233,327	6,268,728	47.3	32,607,945	20,264,076	60.9

Net interest income	5,994,798	6,093,685	(1.6)	25,113,769	20,874,560	20.3
Provision for loan losses	425,000	580,000	(26.7)	1,600,000	1,870,000	(14.4)

Net interest income after provision for loan losses	5,569,798	5,513,685	1.0	23,513,769	19,004,560	23.7
Net gains (losses) on sales of securities	(9,713)	0	(100.0)	240,952	468,351	(48.6)
Noninterest income	440,085	381,175	15.5	1,664,546	1,436,443	15.9
Noninterest expense	3,520,505	4,042,129	(12.9)	15,839,163	14,122,963	12.2

Income before income taxes	2,479,665	1,852,731	33.8	9,580,104	6,786,391	41.2
Applicable income tax expense	865,283	677,024	27.8	3,485,543	2,245,080	55.3
Net income	$1,614,382	$1,175,707	37.3%	$6,094,561	$4,541,311	34.2%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,614,382	$1,175,707	37.3%	$6,094,561	$4,541,311	34.2%
Non-recurring (income) expense (after-tax) (1)	6,041	0	100.0	(149,687)	(293,952)	49.1
Operating income	$1,620,423	$1,175,707	37.8%	$5,944,874	$4,247,359	40.0%

Net income per share - basic	$0.19	$0.13	43.0	$0.72	$0.61	17.1
Net income per share - diluted	$0.18	$0.13	43.5	$0.67	$0.57	18.9

Operating income per share - basic	$0.19	$0.13	43.5	$0.70	$0.57	22.2
Operating income per share - diluted	$0.18	$0.13	44.1	$0.66	$0.53	24.1

Weighted average shares outstanding - basic	8,363,513	8,709,626	(4.0)	8,496,457	7,415,241	14.6
Weighted average shares outstanding - diluted	8,898,251	9,300,260	(4.3)	9,046,809	8,018,058	12.8

Performance Ratios
(Annualized *)
Return on average assets *	0.76%	0.63%	21.6%	0.75%	0.67%	12.8%
Return on average stockholders' equity *	10.12	7.31	38.6	9.78	10.38	(5.7)
Net yield on average interest-earning assets (tax equivalent)*	2.87	3.30	(13.0)	3.15	3.13	0.6
Efficiency ratio	54.71	62.43	(12.4)	59.15	63.30	(6.6)

Selected Average Balances
(In thousands)
Total assets	$842,045	$745,690	12.9%	$808,778	$679,671	19.0%
Interest-earning assets	828,045	733,563	12.9	797,289	668,424	19.3
Loans-net of unearned income	573,164	503,940	13.7	543,789	444,138	22.4
Investment securities	241,821	202,489	19.4	229,869	202,903	13.3
Deposits	642,990	556,466	15.5	617,448	512,888	20.4
Noninterest-bearing deposits	7,122	4,360	63.3	5,500	4,237	29.8
Interest-bearing deposits	635,868	552,106	15.2	611,948	508,651	20.3
Interest-bearing liabilities	760,763	671,465	13.3	731,882	626,105	16.9
Stockholders' equity	63,261	63,848	(0.9)	62,304	43,761	42.4

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data at Period-End
(In thousands)	December 31,		Percent
	2006	2005	Change

Total assets	$891,022	$784,518	13.6%
Interest-earning assets	869,366	770,693	12.8
Loans-net of unearned income	605,953	515,573	17.5
Allowance for loan losses	7,412	6,467	14.6
Investment securities	241,531	209,018	15.6
Deposits	658,393	596,670	10.3
Stockholders' equity	65,171	63,272	3.0

Average loans to average deposits	88.07%	87.32%	0.9%
Total loans to interest-earning assets	69.70	66.90	4.2
Average stockholders' equity to average assets	7.70	6.44	19.6
Tier 1 capital to average assets (Leverage ratio)	9.25	10.24	(9.7)
Risk-based capital ratios:
Tier 1 capital	10.78	11.77	(8.4)
Total capital	11.80	12.77	(7.6)
Book value per common share	$7.78	$7.26	7.1
Tangible book value per common share	$7.67	$7.16	7.2
Total common shares outstanding	8,374,730	8,711,175	(3.9)

Credit Quality Data

Nonperforming assets	$5,256,320	$4,151,025	26.6%
Nonperforming loans	513,920	2,651,025	(80.6)
Net charge-offs	654,911	315,105	107.8
Nonperforming assets to total assets	0.59%	0.53%	11.5
Annualized net charge-offs to average total loans (YTD)	0.12	0.07	69.8
Allowance for loan losses to total loans	1.22	1.25	(2.5)
Allowance for loan losses to nonperforming loans	1,442.21	243.93	491.2

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

ASSETS
Cash and due from banks	$5,591	$4,237	$3,496	$3,501	$2,222
Interest-bearing deposits in other banks	1,905	925	1,223	2,271	2,593
Federal funds sold	19,977	43,250	55,083	40,554	43,509
Investment securities available-for-sale, at fair value	241,531	235,021	223,850	217,362	209,018

Loans, net of unearned income	605,953	557,725	536,096	527,861	515,573
Allowance for loan losses	(7,412)	(7,049)	(6,716)	(6,902)	(6,467)
Net loans	598,541	550,676	529,380	520,959	509,106

Premises and equipment, net	978	1,047	1,113	1,146	1,207
Deferred tax asset	3,932	4,011	6,134	4,589	3,614
Intangible assets	911	911	911	911	911
Other assets	17,656	13,089	12,794	12,574	12,338
Total assets	$891,022	$853,167	$833,984	$803,867	$784,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$6,677	$7,378	$8,251	$4,503	$4,301
NOW and money market accounts	240,369	214,776	246,495	233,081	249,906
Time deposits $100,000 and over	140,146	141,762	120,030	120,676	111,814
Other time and savings deposits	271,201	271,299	253,780	250,529	230,649
Total deposits	658,393	635,215	628,556	608,789	596,670

Federal funds purchased and securities sold under agreements to repurchase	35,000	32,000	25,000	1,903	560
Long-term borrowings	110,000	100,000	100,000	110,000	105,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,086	10,376	8,661	7,534	6,644
Total liabilities	825,851	789,963	774,589	740,598	721,246

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,188	62,059	62,042	62,021	61,905
Retained earnings	9,439	7,824	6,215	4,651	3,344
Accumulated other comprehensive loss	(1,983)	(2,206)	(6,111)	(3,394)	(2,064)
Less: Treasury stock	(4,560)	(4,560)	(2,838)	(96)	0
Total stockholders' equity	65,171	63,204	59,395	63,269	63,272
Total liabilities and stockholders' equity	$891,022	$853,167	$833,984	$803,867	$784,518

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

Interest income	$15,228,125	$15,268,060	$14,169,852	$13,055,677	$12,362,413
Interest expense	9,233,327	8,548,482	7,935,443	6,890,693	6,268,728

Net interest income	5,994,798	6,719,578	6,234,409	6,164,984	6,093,685
Provision for loan losses	425,000	420,000	285,000	470,000	580,000

Net interest income after
provision for loan losses	5,569,798	6,299,578	5,949,409	5,694,984	5,513,685
Net gains (losses) on sales of securities	(9,713)	0	250,665	0	0
Noninterest income	440,085	377,931	457,998	388,532	381,175
Noninterest expense	3,520,505	4,159,487	4,177,607	3,981,564	4,042,129

Income before income taxes	2,479,665	2,518,022	2,480,465	2,101,952	1,852,731
Applicable income tax expense	865,283	908,984	916,276	795,000	677,024
Net income	$1,614,382	$1,609,038	$1,564,189	$1,306,952	$1,175,707

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,614,382	$1,609,038	$1,564,189	$1,306,952	$1,175,707
Non-recurring (income) expense (after-tax) (1)	6,041	0	(155,728)	0	0
Operating income	$1,620,423	$1,609,038	$1,408,461	$1,306,952	$1,175,707

Net income per share - basic	$0.19	$0.19	$0.18	$0.15	$0.13
Net income per share - diluted	$0.18	$0.18	$0.17	$0.14	$0.13

Operating income per share - basic	$0.19	$0.19	$0.17	$0.15	$0.13
Operating income per share - diluted	$0.18	$0.18	$0.16	$0.14	$0.13

Weighted average shares outstanding - basic	8,363,513	8,383,025	8,529,986	8,714,408	8,709,626
Weighted average shares outstanding - diluted	8,898,251	8,922,780	9,085,301	9,286,534	9,300,260

Performance Ratios
(Annualized *)
Return on average assets *	0.76%	0.79%	0.78%	0.68%	0.63%
Return on average stockholders' equity *	10.12	10.50	10.26	8.28	7.31
Net yield on average interest-earning assets (tax equivalent) *	2.87	3.32	3.14	3.28	3.30
Efficiency ratio	54.71	58.60	62.42	60.75	62.43

(1) Non-recurring (income) expense is gains and losses on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and Capital Ratios	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05

Regulatory Capital (In thousands)
Tier 1 Capital	$78,243	$76,499	$76,596	$77,753	$76,425
Tier 2 Capital	7,412	7,049	6,716	6,902	6,467
Total risk-based capital	85,655	83,548	83,312	84,655	82,892
Total risk-weighted assets	725,613	704,495	688,716	680,314	649,275

Capital Ratios
Total risk-based capital	11.80%	11.86%	12.10%	12.44%	12.77%
Tier 1 risk-based capital	10.78	10.86	11.12	11.43	11.77
Leverage ratio	9.25	9.35	9.44	10.01	10.24

Book value per common share	$7.78	$7.56	$6.99	$7.26	$7.26
Tangible book value per common share	$7.67	$7.45	$6.88	$7.15	$7.16
Total common shares outstanding	8,374,730	8,358,605	8,499,055	8,716,425	8,711,175

Credit Quality Data
Nonperforming assets	$5,256,320	$1,500,000	$1,549,000	$4,150,356	$4,151,025
Nonperforming loans	513,920	0	49,000	2,650,356	2,651,025
Net charge-offs	62,623	86,496	471,170	34,622	92,934

Nonperforming loans to total loans	0.08%	0.00%	0.01%	0.50%	0.51%
Nonperforming assets to total assets	0.59	0.18	0.19	0.52	0.53
Annualized net charge-offs to average total loans (QTD)	0.04	0.06	0.36	0.03	0.07
Allowance for loan losses to total loans	1.22	1.26	1.25	1.31	1.25
Allowance for loan losses to nonperforming loans	1,442.21	NM	13,705.96	260.42	243.93

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparitive Average Balance Sheets - Yields and Costs	Three Months Ended
	12/31/06			9/30/06			6/30/06
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$573,163,985	$12,026,818	8.32%	$544,885,401	$12,060,788	8.78%	$532,035,576	$11,016,654	8.31%
Investment securities, taxable (2)	241,820,611	2,989,578	4.90	235,748,425	2,896,285	4.87	228,670,316	2,694,469	4.71
Interest-bearing balances due from banks	2,295,289	61,227	10.58	1,982,131	52,074	10.42	2,435,088	53,457	8.81
Trading securities	65,168	0	0.00	120,759	1,649	5.42	697,522	13,177	7.58
Federal funds sold and securities purchased under agreements to resell	10,699,948	150,502	5.58	19,151,264	257,264	5.33	32,002,269	392,095	4.91
Total interest-earning assets	828,045,001	15,228,125	7.30%	801,887,980	15,268,060	7.55%	795,840,771	14,169,852	7.14%

Noninterest-earning assets:
Cash and due from banks	5,131,860			4,654,058			3,877,515
Premises and equipment	1,017,375			1,098,626			1,156,918
Other, less allowance for loan losses	7,851,012			4,206,122			5,208,378
Total noninterest-earning assets	14,000,247			9,958,806			10,242,811

TOTAL ASSETS	$842,045,248			$811,846,786			$806,083,582

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,735,241	11,325	1.20%	$3,873,462	11,889	1.22%	$4,337,981	13,045	1.21%
Savings	299,702	933	1.24	334,764	1,042	1.23	430,475	1,283	1.20
Money market	219,424,787	2,494,149	4.51	220,117,610	2,461,386	4.44	233,878,765	2,448,636	4.20
Time deposits	412,408,300	5,321,373	5.12	395,052,910	4,791,193	4.81	373,808,461	4,202,737	4.51
Total interest-bearing deposits	635,868,030	7,827,780	4.88	619,378,746	7,265,510	4.65	612,455,682	6,665,701	4.37
Federal funds purchased and securities sold under agreements to repurchase	6,110,033	80,532	5.23	3,105,474	41,386	5.29	1,862,791	22,646	4.88
Long-term debt	106,413,043	1,059,949	3.95	100,000,000	979,128	3.88	105,494,506	1,001,121	3.80
Subordinated debentures	12,372,000	265,066	8.50	12,372,000	262,458	8.42	12,372,000	245,975	7.97
Total interest-bearing liabilities	760,763,106	9,233,327	4.82%	734,856,220	8,548,482	4.62%	732,184,979	7,935,443	4.35%

Noninterest-bearing liabilities:
Demand deposits	7,121,934			6,114,546			4,929,362
Other liabilities	10,899,458			10,070,522			7,819,484
Total noninterest-bearing liabilities	18,021,392			16,185,068			12,748,846
Stockholders' equity	63,260,750			60,805,498			61,149,757

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$842,045,248			$811,846,786			$806,083,582

Net interest income		$5,994,798			$6,719,578			$6,234,409

Interest income/earning assets			7.30%			7.55%			7.14%
Interest expense/earning assets			4.42			4.23			4.00

Net interest income/earning assets			2.87%			3.32%			3.14%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparitive Average Balance Sheets - Yields and Costs	Three Months Ended
	3/31/06			12/31/05
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Interest-earning assets:
Loans (1)	$524,524,074	$10,283,980	7.95%	$503,939,978	$9,727,025	7.66%
Investment securities, taxable (2)	212,855,033	2,475,540	4.65	202,489,492	2,329,066	4.56
Interest-bearing balances due from banks	2,534,098	38,023	6.09	3,024,472	47,817	6.27
Trading securities	200,944	2,089	4.22	0	0	0.00
Federal funds sold and securities purchased under agreements to resell	22,499,440	256,045	4.62	24,109,466	258,505	4.25
Total interest-earning assets	762,613,589	13,055,677	6.94%	733,563,408	12,362,413	6.69%

Noninterest-earning assets:
Cash and due from banks	3,858,425			4,056,607
Premises and equipment	1,184,559			1,127,966
Other, less allowance for loan losses	6,701,360			6,941,755
Total noninterest-earning assets	11,744,344			12,126,328

TOTAL ASSETS	$774,357,933			$745,689,736

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,293,168	12,866	1.22%	$4,563,776	12,811	1.11%
Savings	365,865	1,108	1.23	401,216	1,250	1.24
Money market	225,043,672	2,118,464	3.82	236,604,659	2,134,191	3.58
Time deposits	349,682,553	3,549,494	4.12	310,536,210	2,960,234	3.78
Total interest-bearing deposits	579,385,258	5,681,932	3.98	552,105,861	5,108,486	3.67
Federal funds purchased and securities sold under agreements to repurchase	1,810,345	20,182	4.52	1,986,809	19,816	3.96
Long-term debt	105,444,444	959,490	3.64	105,000,000	920,577	3.48
Subordinated debentures	12,372,000	229,089	7.51	12,372,000	219,849	7.05
Total interest-bearing liabilities	699,012,047	6,890,693	4.00%	671,464,670	6,268,728	3.70%

Noninterest-bearing liabilities:
Demand deposits	3,791,347			4,360,172
Other liabilities	7,530,697			6,017,108
Total noninterest-bearing liabilities	11,322,044			10,377,280
Stockholders' equity	64,023,842			63,847,786

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$774,357,933			$745,689,736

Net interest income		$6,164,984			$6,093,685

Interest income/earning assets			6.94%			6.69%
Interest expense/earning assets			3.66			3.39

Net interest income/earning assets			3.28%			3.30%

(1) Average loan balances are stated net of unearned income and include nonaccural loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.